Exhibit 99.1

PRESS RELEASE
2/4/25
Carlisle Companies Reports Fourth Quarter Results
SCOTTSDALE, ARIZONA, February 4, 2025 - Carlisle Companies Incorporated (NYSE:CSL) today announced its fourth quarter 2024 financial results.
•Delivered record full year diluted EPS of $18.34 and adj. EPS of $20.20, a 30% YoY increase
◦Fourth quarter revenue of $1.1 billion, declined 0.4% YoY
◦Diluted EPS of $3.56 and record adj. EPS of $4.47 for the quarter, increased 7% YoY
◦Operating margin of 19.9% and adj. EBITDA margin of 25.1%
•Completed the acquisition of Plasti-Fab, a Canadian based manufacturer of EPS insulation
•Repurchased $420 million of shares in Q4, totaling $1.6 billion of share repurchases in 2024
•2025 outlook includes MSD revenue growth and ~50 bps of adj. EBITDA margin expansion
Comments from Chris Koch, Chair, President and Chief Executive Officer
“We are pleased to report that Carlisle ended 2024 with a record full year adjusted EPS of $20.20, which was a 30% increase over 2023, as we progress towards our Vision 2030 target of $40 of adjusted EPS. We achieved this record EPS with full year revenue growth of 9% along with record adjusted EBITDA margin of 26.6% and ROIC of 28.5%, supported by resilient and recurring re-roofing revenue, which more than mitigated the negative impact from the broader challenging construction environment.

“In the fourth quarter, revenue was challenged by the continued broader macroeconomic pressures impacting the construction industry that began in the third quarter, particularly higher interest rates, housing affordability challenges, and unfavorable weather conditions in November and December. Despite these significant headwinds, Carlisle generated record adjusted EPS in the fourth quarter, increasing 7% on a year-over-year basis.

“2024 was a transformative year for Carlisle as we successfully executed on multiple strategic initiatives under Vision 2030 that positioned us as a pure-play building products company. We also strengthened our commitment to returning capital to shareholders, deploying a record $1.6 billion to share repurchases utilizing the proceeds from the divestiture of CIT, our last non-building products business. Our acquisition playbook also yielded significant results, with nearly $700 million deployed to strengthen our building envelope capabilities, including the strategic additions of MTL, Plasti-Fab, and most recently the acquisition of ThermaFoam.

“After launching our Vision 2030 strategy in December of last year, the stage has been set for the future of Carlisle with clear direction to all our stakeholders. Vision 2030 positions us to benefit from the widely understood macro-trends, including growing commercial re-roofing demand, an ongoing housing shortage, and our ability to provide energy efficient and labor-saving solutions and systems. Furthermore, our 2024 acquisitions strengthen our position as a leading manufacturer within the building envelope and reinforce our commitment to acquire growth and create value through a superior integration playbook.

“As we look further ahead into 2025, we expect the market challenges that persisted in the second half of 2024 to continue into the first half of 2025. We are optimistic that the strong underlying trends in our businesses, along with the execution of our strategic initiatives under Vision 2030, will result in another record year for Carlisle. Our guidance for 2025 reflects mid-single-digit revenue growth, along with approximately 50 basis points of adjusted EBITDA margin expansion. We expect CCM to continue to benefit from solid re-roofing demand, new products, the full-year of the MTL acquisition and, as we enter the second half of 2025, improving new construction markets. CWT will improve performance on share gain initiatives, new products and the integration of Plasti-Fab and ThermaFoam.”

Fourth Quarter 2024 Financial Summary

	Three Months Ended December 31,			Year Ended December 31,
(in millions, except per share amounts)	2024	2023	Change %	2024	2023	Change %
Revenues	$1,122.9	$1,127.5	(0.4)%	$5,003.6	$4,586.9	9.1%
Operating income	224.0	253.6	(11.7)%	1,143.1	982.8	16.3%
Operating margin	19.9%	22.5%	-260 bps	22.8%	21.4%	140 bps
Income from continuing operations	162.4	191.7	(15.3)%	865.1	718.9	20.3%
Adjusted EBITDA	281.7	297.1	(5.2)%	1,332.7	1,152.8	15.6%
Adjusted EBITDA margin	25.1%	26.4%	-130 bps	26.6%	25.1%	150 bps
Diluted EPS	3.56	3.91	(9.0)%	18.34	14.22	29.0%
Adjusted EPS	4.47	4.17	7.2%	20.20	15.52	30.2%
Fourth Quarter 2024 Segment Highlights
Carlisle Construction Materials ("CCM")
•Revenue of $834 million, increased 2% (-2% organic) year-over-year, driven by the acquisition of MTL and healthy re-roof activity partially offset by lower commercial construction activity.
•Operating income was $223 million, down 6% year-over-year. Adjusted EBITDA was $245 million, down 4% year-over-year, reflecting an adjusted EBITDA margin of 29.4%. The decrease in adjusted EBITDA was due to lower volumes and negative price/cost in the quarter.
Carlisle Weatherproofing Technologies ("CWT")
•Revenue of $289 million, declined 7% (-8% organic) year-over-year, primarily due to softer residential end markets in the quarter as a result of broader residential market weakness from higher interest rates and lower roof coatings sales at retail negatively impacted by dry weather.
•Operating income was $25 million, down 44% year-over-year. Adjusted EBITDA was $53 million, down 24% year-over-year, reflecting an adjusted EBITDA margin of 18.3%. The decrease in adjusted EBITDA was primarily due to a decline in volumes, lower prices in insulation products, and strategic investments in the business to support longer term growth initiatives.
Cash Flow
Operating cash flow from continuing operations for the year ended December 31, 2024, was $1.0 billion. Free cash flow from continuing operations was $938 million, an increase of $12 million versus the prior year, resulting from lower capital expenditures during the year due to timing of projects.
During the year ended December 31, 2024, we deployed $1.6 billion toward share repurchases, including $420 million in the current quarter, and paid $172 million in cash dividends, including $45 million in the current quarter. As of December 31, 2024, we had 3.5 million shares available for repurchase under our share repurchase program with $754 million of cash and cash equivalents and $1.0 billion of availability under our revolving credit facility.
2025 Outlook
•FY 2025 revenues to increase in the mid-single-digit percentage range year-over-year.
◦CCM - FY 2025 revenues to increase in the mid-single-digit percentage range year-over-year.
◦CWT - FY 2025 revenues to increase in the high-single-digit percent range year-over-year.
•Adjusted EBITDA margins expanding ~50 bps.

Conference Call and Webcast
Carlisle will discuss fourth quarter 2024 results on a conference call at 5:00 p.m. ET today. The call can be accessed via webcast, along with related materials, at www.carlisle.com/investors/events-and-presentations and via telephone as follows:
Domestic toll free: 800-549-8228
International: 646-564-2877
Conference ID: 68568
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally use words such as "expect," "foresee," "anticipate," "believe," "project," "should," "estimate," "will," "plans," "intends," "forecast," and similar expressions, and reflect our expectations concerning the future. Such statements are made based on known events and circumstances at the time of publication and, as such, are subject in the future to unforeseen risks and uncertainties. It is possible that our future performance may differ materially from current expectations expressed in these forward-looking statements, due to a variety of factors such as: increasing price and product/service competition by foreign and domestic competitors, including new entrants; technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; our mix of products/services; increases in raw material costs that cannot be recovered in product pricing; domestic and foreign governmental and public policy changes including environmental and industry regulations; the ability of our customers to maintain appropriate labor levels under U.S. immigration laws, policies and practices; the ability to meet our goals relating to our intended reduction of greenhouse gas emissions, including our net zero commitments; threats associated with and efforts to combat terrorism; protection and validity of patent and other intellectual property rights; the identification of strategic acquisition targets and our successful completion of any transaction and integration of our strategic acquisitions; our successful completion of strategic dispositions; the cyclical nature of our businesses; the impact of information technology, cybersecurity, artificial intelligence or data security breaches at our businesses or third parties; the outcome of pending and future litigation and governmental proceedings; the emergence or continuation of widespread health emergencies, including, for example, expectations regarding their impact on our businesses, including on customer demand, supply chains and distribution systems, production, our ability to maintain appropriate labor levels, our ability to ship products to our customers, our future results, or our full-year financial outlook; and the other factors discussed in the reports we file with or furnish to the Securities and Exchange Commission from time to time. In addition, such statements could be affected by general industry and market conditions and growth rates, the condition of the financial and credit markets and general domestic and international economic conditions, including inflation and interest rate and currency exchange rate fluctuations. Further, any conflict in the international arena, including the Russian invasion of Ukraine and war in the Middle East, may adversely affect general market conditions and our future performance. Any forward-looking statement speaks only as of the date on which that statement is made, and we undertake no duty to update any forward-looking statement to reflect events or circumstances, including unanticipated events, after the date on which that statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of those factors, nor can it assess the impact of each of those factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement.

Non-GAAP Disclosure
Carlisle reports its financial results in accordance with the U.S. generally accepted accounting principles (GAAP). This press release also contains certain financial measures such as adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, organic revenue, free cash flow, and ROIC that are not recognized under GAAP. Management believes that adjusted EPS, adjusted EBITDA, adjusted EBITDA margin, and organic revenue are useful to investors because they allow for comparison to Carlisle’s and its segments' performance in prior periods without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. Management believes free cash flow is useful to investors as an additional way of viewing Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. Management also believes that ROIC is useful to investors as a way to evaluate the effectiveness of Carlisle's capital deployment. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle’s businesses and evaluate Carlisle’s performance relative to similarly-situated companies. Reconciliations of these measures to amounts reported in Carlisle's consolidated financial statements are in the supplemental schedules of this press release. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Carlisle is not providing reconciliations for forward-looking non-GAAP financial measures because Carlisle does not provide GAAP financial measures on a forward-looking basis as Carlisle is unable to predict with reasonable certainty the ultimate outcome of adjusted items with unreasonable effort. These items are uncertain, depend on various factors, and could be material to Carlisle's financial results computed in accordance with GAAP.
About Carlisle Companies Incorporated
Carlisle Companies Incorporated is a leading supplier of innovative building envelope products and solutions for more energy efficient buildings. Through its building products businesses – Carlisle Construction Materials ("CCM") and Carlisle Weatherproofing Technologies ("CWT") – and family of leading brands, Carlisle delivers innovative, labor-reducing and environmentally responsible products and solutions to customers through the Carlisle Experience. Carlisle is committed to generating superior shareholder returns and maintaining a balanced capital deployment approach, including investments in our businesses, strategic acquisitions, share repurchases and continued dividend increases. Leveraging its culture of continuous improvement as embodied in the Carlisle Operating System ("COS"), Carlisle has committed to achieving net-zero greenhouse gas emissions by 2050.
*EPS referenced in this release is from continuing operations unless otherwise noted.

CONTACT:	Mehul Patel
Vice President, Investor Relations
(310) 592-9668
mpatel@carlisle.com

Carlisle Companies Incorporated
Unaudited Consolidated Statements of Income

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2024	2023	2024	2023
Revenues	$1,122.9	$1,127.5	$5,003.6	$4,586.9

Cost of goods sold	717.4	707.8	3,115.9	2,952.7
Selling and administrative expenses	174.9	157.6	722.8	625.2
Research and development expenses	8.8	8.0	35.4	28.7
Other operating (income) expense, net	(2.2)	0.5	(13.6)	(2.5)
Operating income	224.0	253.6	1,143.1	982.8
Interest expense, net	17.3	18.6	73.3	75.6
Interest income	(16.0)	(7.6)	(60.3)	(20.1)
Other non-operating expense (income), net	20.7	(1.9)	19.2	(3.1)
Income from continuing operations before income taxes	202.0	244.5	1,110.9	930.4
Provision for income taxes	39.6	52.8	245.8	211.5
Income from continuing operations	162.4	191.7	865.1	718.9

Discontinued operations:
(Loss) income before income taxes	(17.4)	1.5	480.3	21.7
(Benefit from) provision for income taxes	(17.8)	(12.3)	33.6	(26.8)
Income from discontinued operations	0.4	13.8	446.7	48.5
Net income	$162.8	$205.5	$1,311.8	$767.4

Basic earnings per share attributable to common shares:
Income from continuing operations	$3.60	$3.96	$18.58	$14.38
Income from discontinued operations	0.01	0.29	9.59	0.97
Basic earnings per share	$3.61	$4.25	$28.17	$15.35

Diluted earnings per share attributable to common shares:
Income from continuing operations	$3.56	$3.91	$18.34	$14.22
Income from discontinued operations	0.01	0.29	9.48	0.96
Diluted earnings per share	$3.57	$4.20	$27.82	$15.18

Average shares outstanding:
Basic	45.0	48.2	46.5	49.9
Diluted	45.5	48.9	47.1	50.4

Dividends declared and paid per share	$1.00	$0.85	$3.70	$3.20

Carlisle Companies Incorporated
Unaudited Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
(in millions)	2024	2023
Net cash provided by operating activities	$1,030.3	$1,201.3

Investing activities:
Proceeds from sale of discontinued operation, net of cash disposed	1,998.0	510.6
Acquisitions, net of cash acquired	(676.9)	(36.1)
Capital expenditures	(113.3)	(142.2)
Investment in securities	20.8	1.1
Other investing activities, net	1.0	19.0
Net cash provided by (used in) investing activities	1,229.6	352.4

Financing activities:
Repayments of notes	(400.0)	(300.0)
Borrowings from revolving credit facility	22.0	84.0
Repayments of revolving credit facility	(22.0)	(84.0)
Repurchases of common stock	(1,585.9)	(900.0)
Dividends paid	(172.4)	(160.3)
Proceeds from exercise of stock options	80.2	25.7
Withholding tax paid related to stock-based compensation	(18.1)	(11.7)
Other financing activities, net	(14.0)	(3.4)
Net cash used in financing activities	(2,110.2)	(1,349.7)

Effect of foreign currency exchange rate changes on cash and cash equivalents	(1.7)	1.5
Change in cash and cash equivalents	148.0	205.5
Less: change in cash and cash equivalents of discontinued operations	(28.8)	(6.4)
Cash and cash equivalents at beginning of period	576.7	364.8
Cash and cash equivalents at end of period	$753.5	$576.7

Carlisle Companies Incorporated
Unaudited Selected Consolidated Balance Sheet Data

(in millions)	December 31, 2024	December 31, 2023
Cash and cash equivalents	$753.5	$576.7
Long-term debt, including current portion	1,890.6	2,289.4
Total stockholders' equity	2,463.3	2,829.0

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Organic Revenue
Organic revenue (defined as revenues excluding revenue from acquisitions completed within the last 12 months and the impact of changes in foreign exchange rates versus the U.S. Dollar) is intended to provide investors and others with information about Carlisle's and its segments' recurring operating performance. This information differs from revenue determined in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' organic revenue follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenues (GAAP)	$1,127.5		$815.9		$311.6
Organic	(39.2)	(3.5)%	(14.4)	(1.8)%	(24.8)	(8.0)%
Acquisitions	34.8	3.1%	31.7	3.9%	3.1	1.0%
FX impact	(0.2)	—%	0.4	0.1%	(0.6)	(0.2)%
Total change	(4.6)	(0.4)%	17.7	2.2%	(22.3)	(7.2)%
2024 Revenues (GAAP)	$1,122.9		$833.6		$289.3

	Year Ended December 31,
(in millions, except percentages)	CSL		CCM		CWT
2023 Revenues (GAAP)	$4,586.9		$3,253.4		$1,333.5
Organic	313.9	6.8%	363.7	11.2%	(49.8)	(3.7)%
Acquisitions	103.8	2.3%	86.9	2.7%	16.9	1.2%
FX impact	(1.0)	—%	0.3	—%	(1.3)	(0.1)%
Total change	416.7	9.1%	450.9	13.9%	(34.2)	(2.6)%
2024 Revenues (GAAP)	$5,003.6		$3,704.3		$1,299.3
Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Free Cash Flow
Free cash flow (defined as net cash provided by operating activities less capital expenditures) is intended to provide investors and others with information about Carlisle's liquidity and provides a more complete understanding of factors and trends affecting Carlisle's cash flows. This information differs from operating cash flow determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's free cash flow follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2024	2023	2024	2023
Operating cash flow (GAAP)	$370.6	$388.9	$1,030.3	$1,201.3
Less: operating cash flow from discontinued operations	(7.1)	13.6	(8.9)	164.1
Operating cash flow from continuing operations	$377.7	$375.3	$1,039.2	$1,037.2

Capital expenditures (GAAP)	$(36.6)	$(35.9)	$(113.3)	$(142.2)
Less: capital expenditures at discontinued operations	—	(11.6)	(12.4)	(30.9)
Capital expenditures at continuing operations	$(36.6)	$(24.3)	$(100.9)	$(111.3)

Operating cash flow from continuing operations	$377.7	$375.3	$1,039.2	$1,037.2
Capital expenditures at continuing operations	(36.6)	(24.3)	(100.9)	(111.3)
Free cash flow from continuing operations	$341.1	$351.0	$938.3	$925.9

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin
Earnings before interest and taxes ("EBIT") (defined as net income excluding income/loss from discontinued operations, interest expense, interest income, and provision for income taxes), adjusted EBIT (defined as EBIT excluding exit and disposal and facility rationalization costs, inventory step-up amortization and transaction costs, gains/losses from acquisitions and disposals, gains/losses from insurance, gains/losses from litigation, losses from pension settlement, and losses from debt extinguishment), adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") (defined as adjusted EBIT excluding depreciation and amortization) and adjusted EBITDA margin (defined as adjusted EBITDA divided by total revenues) are intended to provide investors and others with information about Carlisle's and its segments' performance without the effect of items that, by their nature, tend to obscure core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in Carlisle's businesses and evaluate Carlisle's performance relative to similarly-situated companies. This information differs from net income and operating income determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's and its segments' EBIT, adjusted EBIT, adjusted EBITDA and adjusted EBITDA margin follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages)	2024	2023	2024	2023
Net income (GAAP)	$162.8	$205.5	$1,311.8	$767.4
Less: Income from discontinued operations	0.4	13.8	446.7	48.5
Income from continuing operations (GAAP)	162.4	191.7	865.1	718.9
Provision for income taxes	39.6	52.8	245.8	211.5
Interest expense, net	17.3	18.6	73.3	75.6
Interest income	(16.0)	(7.6)	(60.3)	(20.1)
EBIT	203.3	255.5	1,123.9	985.9
Exit and disposal, and facility rationalization costs	0.2	3.3	2.9	7.8
Inventory step-up amortization and transaction costs	10.2	0.4	15.0	2.0
Impairment charges	—	—	—	1.8
Losses (gains) from acquisitions and disposals	0.2	1.0	(0.4)	2.8
Gains from insurance	—	—	(5.0)	—
Losses from litigation	0.7	1.6	2.6	1.4
Losses from pension settlement	21.1	—	21.1	—
Total non-comparable items	32.4	6.3	36.2	15.8
Adjusted EBIT	235.7	261.8	1,160.1	1,001.7
Depreciation	18.5	17.4	70.2	66.3
Amortization	27.5	17.9	102.4	84.8
Adjusted EBITDA	$281.7	$297.1	$1,332.7	$1,152.8
Divided by:
Total revenues	$1,122.9	$1,127.5	$5,003.6	$4,586.9
Adjusted EBITDA margin	25.1%	26.4%	26.6%	25.1%

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Three Months Ended December 31, 2024
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$223.3	$25.4	$(24.7)
Non-operating expense (income) , net	0.8	(1.3)	21.2
EBIT	222.5	26.7	(45.9)
Exit and disposal, and facility rationalization costs	0.1	0.1	—
Inventory step-up amortization and transaction costs	—	2.7	7.5
Losses from acquisitions and disposals	0.2	—	—
Losses from litigation	—	0.7	—
Losses from pension settlement	—	—	21.1
Total non-comparable items	0.3	3.5	28.6
Adjusted EBIT	222.8	30.2	(17.3)
Depreciation	13.4	4.7	0.4
Amortization	9.0	18.0	0.5
Adjusted EBITDA	$245.2	$52.9	$(16.4)
Divided by:
Total revenues	$833.6	$289.3	$—
Adjusted EBITDA margin	29.4%	18.3%	NM

	Three Months Ended December 31, 2023
(in millions, except percentages)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$238.3	$45.5	$(30.2)
Non-operating (income) expense, net	(0.4)	0.2	(1.7)
EBIT	238.7	45.3	(28.5)
Exit and disposal, and facility rationalization costs	3.3	—	—
Inventory step-up amortization and transaction costs	—	0.5	(0.1)
Losses from acquisitions and disposals	0.9	0.1	—
Losses from litigation	—	1.5	0.1
Total non-comparable items	4.2	2.1	—
Adjusted EBIT	242.9	47.4	(28.5)
Depreciation	12.2	4.3	0.9
Amortization	(0.2)	17.6	0.5
Adjusted EBITDA	$254.9	$69.3	$(27.1)
Divided by:
Total revenues	$815.9	$311.6	$—
Adjusted EBITDA margin	31.2%	22.2%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - EBIT, Adjusted EBIT, Adjusted EBITDA and Adjusted EBITDA Margin

	Year Ended December 31, 2024
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$1,084.3	$173.6	$(114.8)
Non-operating expense (income), net	0.8	(1.3)	19.7
EBIT	1,083.5	174.9	(134.5)
Exit and disposal, and facility rationalization costs	1.7	1.2	—
Inventory step-up amortization and transaction costs	1.9	2.7	10.4
Gains from acquisitions and disposals	—	(0.4)	—
Gains from insurance	(5.0)	—	—
Losses from litigation	1.0	1.6	—
Losses from pension settlement	—	—	21.1
Total non-comparable items	(0.4)	5.1	31.5
Adjusted EBIT	1,083.1	180.0	(103.0)
Depreciation	51.5	17.1	1.6
Amortization	29.2	71.2	2.0
Adjusted EBITDA	$1,163.8	$268.3	$(99.4)

Total revenues	$3,704.3	$1,299.3	$—
Adjusted EBITDA margin	31.4%	20.6%	NM

	Year Ended December 31, 2023
(in millions)	CCM	CWT	Corporate and unallocated
Operating income (loss) (GAAP)	$913.9	$187.9	$(119.0)
Non-operating (income) expense, net	(0.4)	0.2	(2.9)
EBIT	914.3	187.7	(116.1)
Exit and disposal, and facility rationalization costs	5.1	2.7	—
Inventory step-up amortization and transaction costs	—	0.5	1.5
Impairment charges	—	1.8	—
Losses (gains) from acquisitions and disposals	0.4	2.5	(0.1)
Losses (gains) from litigation	—	1.5	(0.1)
Total non-comparable items	5.5	9.0	1.3
Adjusted EBIT	919.8	196.7	(114.8)
Depreciation	45.0	17.5	3.8
Amortization	12.0	70.6	2.2
Adjusted EBITDA	$976.8	$284.8	$(108.8)

Total revenues	$3,253.4	$1,333.5	$—
Adjusted EBITDA margin	30.0%	21.4%	NM

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS
Adjusted net income and adjusted earnings per share ("EPS") (defined as net income and diluted EPS excluding the impact of income/loss from discontinued operations, exit and disposal and facility rationalization costs, inventory step-up amortization and transaction costs, impairment charges, gains/losses from acquisitions and disposals, gains/losses from insurance, gains/losses from litigation, losses from pension settlement, losses from debt extinguishment, acquisition-related amortization, and discrete tax items) are intended to provide investors and others with information about Carlisle's performance without the effect of items that, by their nature, tend to obscure Carlisle's core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. This information differs from net income and diluted EPS determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's adjusted net income and adjusted EPS follows, which may not be comparable to similarly titled measures reported by other companies.

	Three Months Ended December 31, 2024			Three Months Ended December 31, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$162.8	$3.57		$205.5	$4.20
Less: Income from discontinued operations (GAAP)		0.4	0.01		13.8	0.29
Income from continuing operations (GAAP)		162.4	3.56		191.7	3.91
Exit and disposal, and facility rationalization costs	0.2	0.2	—	3.3	2.3	0.05
Inventory step-up amortization and transaction costs	10.2	7.8	0.17	0.4	0.3	0.01
Losses from acquisitions and disposals	0.2	0.1	—	1.0	0.7	0.01
Losses from litigation	0.7	0.6	0.01	1.6	1.2	0.02
Losses from pension settlement	21.1	16.1	0.36	—	—	—
Acquisition-related amortization(3)	25.8	20.1	0.44	16.6	12.7	0.26
Discrete tax items(4)	—	(3.3)	(0.07)	—	(4.5)	(0.09)
Total adjustments		41.6	0.91		12.7	0.26
Adjusted net income		$204.0	$4.47		$204.4	$4.17
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, excess tax benefits from stock compensation, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Adjusted Net Income and Adjusted EPS

	Year Ended December 31, 2024			Year Ended December 31, 2023
(in millions, except per share amounts)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)	Pre-tax Impact	After-tax Impact(1)	Impact to Diluted EPS(2)
Net income (GAAP)		$1,311.8	$27.82		$767.4	$15.18
Less: Income from discontinued operations (GAAP)		446.7	9.48		48.5	0.96
Income from continuing operations (GAAP)		865.1	18.34		718.9	14.22
Exit and disposal, and facility rationalization costs	2.9	2.3	0.05	7.8	5.6	0.11
Inventory step-up amortization and transaction costs	15.0	11.4	0.24	2.0	1.5	0.03
Impairment charges	—	—	—	1.8	1.3	0.03
(Gains) losses from acquisitions and disposals	(0.4)	(0.3)	—	2.8	2.1	0.04
Gains from insurance	(5.0)	(3.8)	(0.08)	—	—	—
Losses from litigation	2.6	2.0	0.04	1.4	1.1	0.02
Losses from pension settlement	21.1	16.1	0.34	—	—	—
Acquisition-related amortization(3)	96.3	73.2	1.55	79.6	60.1	1.19
Discrete tax items(4)	—	(13.1)	(0.28)	—	(6.3)	(0.12)
Total adjustments		87.8	1.86		65.4	1.30
Adjusted net income		$952.9	$20.20		$784.3	$15.52
(1)The impact to net income reflects the tax effect of noted items, which is based on the statutory rate in the jurisdiction in which the expense or income is deductible or taxable.
(2)The per share impact of adjustments to each period is based on diluted shares outstanding using the two-class method.
(3)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(4)Discrete tax items include current period tax expense or benefit related to prior year items, the tax impact of foreign currency gains and losses, or changes in tax laws or rates.

Carlisle Companies Incorporated
Unaudited Non-GAAP Financial Measures - Reconciliation to ROIC
Return on invested capital ("ROIC") (defined as EBIT excluding acquisition-related amortization less the tax impact, which is the provision for income taxes plus the tax impact of interest expense, interest income, and acquisition-related amortization at a base rate of 25%, divided by average invested capital, which is stockholders' equity, plus debt, less cash, less equity of held for sale businesses) is intended to provide investors and others with information about the effectiveness of Carlisle's capital deployment. This performance metric is not determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with GAAP. Carlisle's ROIC follows, which may not be comparable to similarly titled measures reported by other companies.

(in millions)	Year Ended December 31, 2024
Net income (GAAP)	$1,311.8
Less: income from discontinued operations (GAAP)	446.7
Income from continuing operations (GAAP)	865.1
Provision for income taxes	245.8
Interest expense, net	73.3
Interest Income	(60.3)
EBIT	1,123.9
Acquisition-related amortization(1)	96.3
Earnings before interest, taxes and amortization	1,220.2
Less: tax impact(2)	273.1
Earnings before interest and amortization	947.1

(in millions. except percentages)	December 31, 2023	December 31, 2024	Average 2023 - 2024
Stockholders' Equity	$2,829.0	$2,463.3	$2,646.2
Debt	2,289.4	1,890.6	$2,090.0
Less: cash	576.7	753.5	$665.1
Less: equity of held for sale businesses	1,506.8	—	$753.4
Invested Capital	3,034.9	3,600.4	$3,317.7

ROIC			28.5%
(1)Acquisition-related amortization includes the amortization of customer relationships, technology, trade names and other intangible assets recorded in purchase accounting in connection with a business combination. These intangible assets contribute to revenue generation and the amortization of these assets will recur until such intangible assets are fully amortized.
(2)Tax impact reflects provision for income taxes plus the tax impact of interest expense, interest income and amortization at a base rate of 25%.